Exhibit 99.1

Investor Relations Contact:

Michael Picariello

CommVault

732-728-5380

ir@commvault.com

CommVault Announces Third Quarter Fiscal 2013 Financial Results

Record Revenue of $128.1 million, up 24% Year-Over-Year

GAAP EBIT of $20.2 million; GAAP EPS of $0.25

Record Non-GAAP EBIT of $29.8 million; Record Non-GAAP EPS of $0.39

Third Quarter Fiscal 2013 Highlights Include:

Third Quarter
GAAP Results:
Revenues	$128.1 million
Income from Operations (EBIT)	$20.2 million
EBIT Margin	15.8%
Diluted Earnings Per Share	$0.25

Non-GAAP Results:
Income from Operations (EBIT)	$29.8 million
EBIT Margin	23.3%
Diluted Earnings Per Share	$0.39

OCEANPORT, N.J. – January 30, 2013 – CommVault [NASDAQ: CVLT] announced today its financial results for the third quarter ended December 31, 2012.

N. Robert Hammer, CommVault’s chairman, president and CEO stated, “We achieved excellent third quarter financial performance which was highlighted by record results in quarterly revenues of $128.1 million, non-GAAP operating income of $29.8 million and non-GAAP EPS of $0.39. Our year-over-year software revenue growth of 28% was driven by an all-time high volume of enterprise deals (transactions greater than $100,000) and outstanding execution from all of our major geographic operations. During the third quarter, we continued to make significant investments to position the company for long term growth while still delivering record non-GAAP operating profits. We are in an excellent position to continue to accelerate our pace of innovation in our addressable markets to provide unique value to our customers, while continuing to deliver above market financial results on a consistent basis.”

Total revenues for the third quarter of fiscal 2013 were $128.1 million, an increase of 24% over the third quarter of fiscal 2012 and an increase of 8% over the prior quarter. Software revenue in the third quarter of fiscal 2013 was $65.9 million, an increase of 28% year-over-year and an increase of 11% sequentially. Services revenue in the third quarter of fiscal 2013 was $62.2 million, an increase of 19% year-over-year and 6% sequentially.

Income from operations (EBIT) was $20.2 million for the third quarter, a 64% increase from $12.3 million in the same period of the prior year. On a sequential basis, income from operations (EBIT) decreased 10% in the third quarter of fiscal 2013. Non-GAAP income from operations (EBIT) increased 52% to $29.8 million in the third quarter of fiscal 2013 compared to $19.6 million in the third quarter of the prior year. On a sequential basis, Non-GAAP income from operations (EBIT) increased 3% in the third quarter of fiscal 2013.

For the third quarter of fiscal 2013, CommVault reported net income of $12.2 million, an increase of $5.0 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 50% to $19.0 million, or $0.39 per diluted share, from $12.7 million, or $0.27 per diluted share, in the same period of the prior year.

Operating cash flow totaled $27.5 million for the third quarter of fiscal 2013 compared to $27.7 million in the third quarter of fiscal 2012. Total cash and short-term investments were $397.2 million as of December 31, 2012 compared to $300.2 million as of March 31, 2012. There were no share repurchases during the third quarter of fiscal 2013, which still leaves $102.8 million remaining in the existing repurchase plan available through March 31, 2014.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:

•

On January 16, 2013, CommVault announced that its Simpana® 9 data and information management software has received the Certificate of Networthiness (CoN) from the U.S. Army Network Enterprise Technology Command.

•

On November 15, 2012, CommVault announced its CommVault® Simpana® 9 software will ship with the new Dell PowerVault DL2300 appliance to deliver new levels of integrated, scalable and simplified data protection to safeguard information for medium-to-large, distributed organizations.

•

On October 29, 2012, CommVault introduced Simpana® IntelliSnap™ Recovery Manager, the industry’s first standalone software product for automating snapshot management and application-aware recovery across multiple storage arrays and physical or virtual servers.

Use of Non-GAAP Financial Measures

CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 37% in fiscal 2013 and 36% in fiscal 2012.

CommVault anticipates that in any given quarter its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the nine months ended December 31, 2012 was 39% and the GAAP tax rate for the nine months ended December 31, 2011 was 38%. On an annual basis, the GAAP tax rate over the past six fiscal years was 36% for fiscal 2012, 42% for fiscal 2011, 43% for fiscal 2010, 44% for fiscal 2009, 23% for fiscal 2008 and (241%) for fiscal 2007. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate for the past three fiscal years. The cash tax rate over the past three fiscal years is estimated to be approximately 14% for fiscal 2012, approximately 11% for fiscal 2011, and approximately 10% for fiscal 2010. Also, the cash tax rate for fiscal 2013 is estimated to be in the range of 14%—18%. CommVault expects that its cash tax rate will remain lower than its GAAP tax rate for the remainder of fiscal 2013 and into fiscal 2014. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above. It is also more reflective of the increase in the cash tax rate as it approaches the GAAP tax rate over the next one to two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information

CommVault will host a conference call today, January 30, 2013, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 888-895-5479 (domestic) or 847-619-6250 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under “Investor Events” located under the “Investor Relations” section of the website. An archived webcast of this conference call will also be available following the call.

About CommVault

A singular vision – a belief in a better way to address current and future data management needs – guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.

Safe Harbor Statement

This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.

© 1999-2013 CommVault Systems, Inc. All rights reserved. CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, Simpana OnePass, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, IntelliSnap, ROMS, and CommValue are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

CommVault Systems, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
Revenues:
Software	$65,909	$51,421	$179,363	$143,047
Services	62,238	52,219	178,213	149,578

Total revenues	128,147	103,640	357,576	292,625

Cost of revenues:
Software	776	795	2,098	2,051
Services	15,687	12,815	44,998	36,676

Total cost of revenues	16,463	13,610	47,096	38,727

Gross margin	111,684	90,030	310,480	253,898

Operating expenses:
Sales and marketing	64,547	56,142	176,634	157,124
Research and development	12,367	10,087	34,749	28,949
General and administrative	13,317	10,361	36,568	29,167
Depreciation and amortization	1,226	1,120	3,533	3,244

Income from operations	20,227	12,320	58,996	35,414

Interest expense	—	(4)	—	(57)
Interest income	299	190	796	513

Income before income taxes	20,526	12,506	59,792	35,870

Income tax expense	8,326	5,346	23,568	13,772

Net income	$12,200	$7,160	$36,224	$22,098

Net income per common share:
Basic	$0.27	$0.16	$0.80	$0.50

Diluted	$0.25	$0.15	$0.75	$0.47

Weighted average common shares outstanding:
Basic	45,738	43,834	45,203	43,981

Diluted	48,564	46,791	47,999	47,003

Table II

CommVault Systems, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2012	March 31, 2012
Assets
Current assets:
Cash and cash equivalents	$395,298	$297,088
Short-term investments	1,948	3,146
Trade accounts receivable, net	71,415	67,793
Prepaid expenses and other current assets	15,260	12,606
Deferred tax assets, net	13,921	14,717

Total current assets	497,842	395,350

Deferred tax assets, net	22,546	23,861
Property and equipment, net	11,151	9,137
Other assets	6,875	4,340

Total assets	$538,414	$432,688

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,692	$1,847
Accrued liabilities	46,537	45,888
Deferred revenue	134,884	125,314

Total current liabilities	184,113	173,049

Deferred revenue, less current portion	26,737	22,059
Other liabilities	7,899	7,596

Total stockholders’ equity	319,665	229,984

Total liabilities and stockholders’ equity	$538,414	$432,688

Table III

CommVault Systems, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended December 31,
	2012	2011
Cash flows from operating activities
Net income	$36,224	$22,098
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,605	3,349
Noncash stock-based compensation	21,061	15,044
Excess tax benefits from stock-based compensation	(18,114)	(7,026)
Deferred income taxes	2,113	(365)

Changes in operating assets and liabilities:
Trade accounts receivable	(3,435)	7,720
Prepaid expenses and other current assets	(2,648)	(1,811)
Other assets	(1,593)	(3,195)
Accounts payable	835	1,197
Accrued liabilities	17,511	11,423
Deferred revenue	13,950	20,227
Other liabilities	293	1,222

Net cash provided by operating activities	69,802	69,883

Cash flows from investing activities
Purchase of short-term investments	(1,948)	(3,146)
Proceeds from maturity of short-term investments	3,146	1,150
Purchase of property and equipment	(5,606)	(4,417)

Net cash used in investing activities	(4,408)	(6,413)

Cash flows from financing activities
Repurchase of common stock	—	(45,639)
Proceeds from the exercise of stock options	14,077	14,014
Excess tax benefits from stock-based compensation	18,114	7,026

Net cash provided by (used in) financing activities	32,191	(24,599)

Effects of exchange rate — changes in cash	625	(2,035)

Net increase in cash and cash equivalents	98,210	36,836
Cash and cash equivalents at beginning of period	297,088	217,170

Cash and cash equivalents at end of period	$395,298	$254,006

Table IV

CommVault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$20,227	$12,320	$58,996	$35,414
Noncash stock-based compensation (1)	8,984	6,229	21,061	15,044
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	623	1,096	1,245	2,098

Non-GAAP income from operations	$29,834	$19,645	$81,302	$52,556

GAAP net income	$12,200	$7,160	$36,224	$22,098
Noncash stock-based compensation (1)	8,984	6,229	21,061	15,044
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	623	1,096	1,245	2,098
Non-GAAP provision for income taxes adjustment (3)	(2,823)	(1,793)	(6,808)	(5,312)

Non-GAAP net income	$18,984	$12,692	$51,722	$33,928

Diluted weighted average shares outstanding	48,564	46,791	47,999	47,003

Non-GAAP diluted net income per share	$0.39	$0.27	$1.08	$0.72

Footnotes - Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
Cost of services revenue	$280	$134	$659	$335
Sales and marketing	4,169	2,867	9,591	7,126
Research and development	852	644	2,114	1,561
General and administrative	3,683	2,584	8,697	6,022

Stock-based compensation expense	$8,984	$6,229	$21,061	$15,044

(2)	Represents additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 37% in fiscal 2013 and 36% in fiscal 2012.